BMO PARTNERS FUND LP
                            Repurchase Request Form

Return completed form or reproduction thereof to:

BMO PARTNERS FUND LP
330 Madison Avenue
31st Floor  - Attn:  Dan I. Abrams
New York, NY  10017


This form must be properly completed and received by 5pm NY Time on Monday September 16, 2002.

1.   Authorization to Redeem Units: (Please Print)

     Please accept this tender of the units designated below for repurchase at a price equal to their net asset value per unit (NAV) on September 30, 2002.

     NAME OF REGISTERED LIMITED PARTNER(S) (Please fill in EXACTLY as registered.)

     <<FirstName>><<LastName>>
     <<AcctTitle>>
     ----------------------------------------------------------------------

     Daytime phone number: __________________________

     UNITS TENDERED: (Please check one.)

       Partial Tender - Please repurchase ______________ units from my (our)
                        account.

       Full Tender    - Please repurchase all units from my (our) account.

       Dollar Amount  - Please repurchase enough units from my (our) account to net $ ________.

2.   Payment and Delivery Instructions:

     Please check one:

         The check will be issued in the name of the registered limited partner(s) and mailed to the address of record.

         A wire transfer should be made to the following account (please include a voided check):

         Bank Name     _________________________________
         ABA #         _________________________________
         Credit: A/C # _________________________________
                 N/O   _________________________________

3.   Signature:

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     Signature(s) of Owner(s)                        (if applicable, capacity)
     Exactly as Registered